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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      ------------------------------------



Date of report (Date of earliest event reported): May 6, 2002
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                               LUCILLE FARMS, INC.
                   ------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



       Delaware                     1-12506                    13-2963923
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(State or Other Juris-        (Commission File No.)          (IRS Employer
diction of Incorporation)                                  Identification No.)


150 River Road, Montville, New Jersey                                   07045
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: (201) 334-6030
                                                   ---------------


                                       N/A
                   ------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  Other Events.

         On May 16, 2002, Lucille Farms, Inc. (NASDAQ-LUCY) entered into an agreement with St. Albans Cooperative Creamery, Inc., pursuant to which St. Albans has (i) converted $1,000,000 of accounts payable currently owed by Lucille Farms to St. Albans into 333,333 shares of common stock, (ii) converted $3,500,000 of accounts payable currently owed by Lucille Farms to St. Albans into (A) preferred stock convertible into 583,333 shares of common stock, which preferred stock (1) automatically converts into such number of shares of common stock if the common stock is $8.00 or higher for 30 consecutive trading days, and (2) may be redeemed by Lucille Farms for $3,500,000, and (B) a 10-year warrant to purchase 583,333 shares of common stock (subject to adjustment under certain circumstances to a maximum of 1,416,667 shares of common stock) at $.01 per share, which warrant (1) may not be exercised for a period of three-years,
(2) terminates if, during such three-year period, Lucille Farms' common stock is $8.00 or higher for 30 consecutive trading days, and, (3) in the event Lucille Farms' common stock is not $8.00 or higher for 30 consecutive trading days during such three-year period, may only be exercised on the same basis percentage wise as the preferred shares are converted, (iii) converted an additional $1,000,000 of accounts payable currently owed by Lucille Farms to St. Albans into a convertible promissory note due on April 14, 2005, which note is convertible into common stock at $6.00 per share at any time by St. Albans and, at the option of Lucille Farms, automatically shall be converted into common stock at $6.00 per share if the common stock is $8.00 or higher for a period of 30 consecutive trading days (collectively, the "Transactions"), and (iv) provided Lucille Farms with a pricing structure for milk and milk by-products, for a minimum of one-year and a maximum of four-years (subject to renegotiation at the expiration of the applicable period), designed to produce profitability for Lucille Farms.

         On May 6, 2002, the Board of Directors amended its Preferred Share Purchase Rights Agreement to exclude the financing with St. Albans Cooperative Creamery, Inc. and to provide for the expiration of the rights upon consummation of the financing, which was May 16, 2002.

         Also, Nasdaq has informed Lucille Farms of its continued listing on the Nasdaq SmallCap Marketplace pursuant to an exception from the Marketplace's stockholders' equity requirement. In accordance with such exception, on or before July 15, 2002, Lucille Farms must make a public filing with the Securities and Exchange Commission and Nasdaq evidencing a stockholders' equity of at least $4,000,000 and be in compliance with all other requirements for continued listing, including Nasdaq's corporate governance criteria. Until such time as the terms of the exception have been satisfied, the letter "C" will be applied to Lucille Farms' trading symbol. The Company hereby files its consolidated Balance Sheets for May 31, 2002 (unaudited) and March 31, 2002 (per the Company's 10-K filing). The May 31, 2002 unaudited Balance Sheet reflects the effect of the Transactions and the results of operations for the two-month period ended May 31, 2002, such that stockholders' equity was $4,385,000.



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ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         Exhibit

         10 Loan and Security/Stock Purchase Agreement, dated May 16, 2002, by and among Lucille Farms, Inc., Lucille Farms of Vermont, Inc. and St. Albans Cooperative Creamery, Inc. Portions have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

         99(a) Press Release, dated June 12, 2002, relating to the Loan and Security/Stock Purchase Agreement.

         99(b) Consolidated Balance Sheets for the periods ended May 31, 2002 and March 31, 2002.








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                                   Signatures:
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           LUCILLE FARMS, INC.



                                           By: /s/ Alfonso Falivene
                                               ---------------------------------
                                                   Alfonso Falivene
                                                   President




Date:    July 10, 2002



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